Exhibit 10.20

SUPPLEMENTAL AGREEMENT

This Supplemental Agreement (“Agreement”) is entered into as of January 2, 2025 (“Effective Date”), by and among Karl Brenza (“Brenza”), ScanTech AI Systems Inc., a Delaware corporation (“Pubco”), ScanTech Identification Beam Systems LLC, a Delaware limited liability company (“ScanTech”), and Bay Point Capital Partners, LP and its affiliates (“Bay Point”). Brenza, Pubco, ScanTech, and Bay Point are collectively referred to as the “Parties” and each individually as a “Party”.

RECITALS

WHEREAS, ScanTech, Pubco, and Mars Acquisition Corp. (“Mars”) are parties to that certain Business Combination Agreement dated September 5, 2023, as amended (collectively with any amendments, the “Business Combination Agreement”), pursuant to which the parties thereto agreed, at the Closing thereunder (as defined therein), to effect a business combination transaction pursuant to which, among other things, ScanTech shall merge with certain other entities and become a subsidiary of Pubco, and ScanTech shall continue in business as the operating company under Pubco, shares of which are expected to be listed on the NASDAQ Stock Market under ticker symbol STAI upon the Closing of the Company Merger. The transactions contemplated by the Business Combination Agreement are hereinafter referred to collectively as the “Business Combination”;

WHEREAS, Brenza anticipates serving as nonexecutive Chairman of Pubco and will have no control over or access to Pubco bank accounts or any other financial assets of Pubco and will only take direction from CEO of Pubco on these matters;

WHEREAS, ScanTech, Bay Point, and Pubco are parties to that certain Conversion and Mutual Release Agreement dated September 20, 2024 (“Conversion”), pursuant to which ScanTech and Pubco had certain deadlines to deliver shares of Pubco stock to Bay Point as is further detailed therein;

WHEREAS, Bay Point, certain other interested parties, and Pubco are parties to that certain Leak Out Agreement dated September 20, 2024 (“Leak-Out Agreement”);

WHEREAS, Mars, Pubco, ScanTech, and Bay Point are parties to that certain Trust Waiver and Mutual Release Agreement dated October 20, 2024 (“Trust Waiver”);

WHEREAS, ScanTech and Pubco have indicated that they will not be able to comply with their obligations under the Conversion, including that they will not be able to deliver shares of common stock of Pubco due to Bay Point as and when required thereunder;

WHEREAS, Bay Point engaged in good faith efforts to provide additional financing to ScanTech and Pubco at the closing and after the closing of the Business Combination and, in connection therewith, incurred attorneys’ fees and costs and other expenses (the “Additional Financing Expenses”); and

WHEREAS, the parties wish to make certain amendments and accommodations to address the failure by ScanTech and Pubco to strictly comply with the terms of the Conversion  and to further reimburse Bay Point for its efforts at finding ScanTech and Pubco additional financing.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the Parties agree as follows:

A.	Definitions.

For purposes of this Agreement, the following capitalized terms shall have the following meanings:

“Affiliate” means, for a company, any related party, entity that is directly or indirectly controlled by the company or one or more of its intermediaries or entity under common control of the company or having any affiliation with the company.

“Closing” means the closing of the transactions comprising the Company Merger as contemplated by the Business Combination Agreement.

“Closing Date” means the date on which the Closing occurs.

B.	Extension of Dates under Relevant Agreements.

The Conversion is hereby extended through and including January 2, 2025. Specifically, although the Conversion provides that if the Closing does not occur on or before December 31, 2024, all transactions contemplated by the Conversion and related agreements shall be unwound, with the parties being fully restored to their prior positions, the parties hereto agree to extend the foregoing deadline through and including January 2, 2025. To the extent any term in the Trust Waiver requires Closing and delivery to Bay Point of the shares of common stock of Pubco on or before December 31, 2024, the same is hereby extended through and including January 2, 2025.

C.	Limited Waiver of Rights to Receive Shares in Accordance with Conversion.

Bay Point hereby agrees that it shall not issue a notice of default or exercise any rights or remedies under the Conversion solely as a result of the inability of ScanTech and Pubco to deliver the shares due to Bay Point via DWAC on the Closing Date, provided that: (a) such inability is partially due to the DTC chill currently in effect; (b) ScanTech and Pubco take all commercially reasonable steps to work with the transfer agent to cause such chill to be lifted at the earliest possible date; (c) the ScanTech and Pubco use best efforts to work with the transfer agent to deliver the shares due to Bay Point by DWAC on the trading day on which the chill is lifted; (d) ScanTech and Pubco use commercially reasonable efforts to support Bay Point in working with the transfer agent in securing pre-selling rights with its designated broker(s) through delivery of an approved DRS Statement by the designated broker together with execution and/or approval of medallion waiver(s) and (e) ScanTech and Pubco comply with all other provisions of the Conversion, Trust Waiver, and this Agreement.

D.	Cure of Breaches and Payment of Additional Financing Expenses.

As consideration for the agreements of Bay Point hereunder for the Additional Financing Expenses, ScanTech and Pubco agree as follows:

(a)

ScanTech and Pubco shall deliver to Bay Point 100,000 shares of common stock of Pubco (the “First Additional Shares”) to be registered on Pubco’s Form S-1 Registration Statement, which shall be filed within thirty (30) days from the closing of Pubco’s initial public offering (“IPO Date”, which is January 3, 2025).

(b)	ScanTech and Pubco shall reimburse Bay Point for the Additional Financing Expenses, pursuant to the following provisions:
a.	Bay Point shall provide invoices (redacted as appropriate) for legal fees and expenses representing the Additional Financing Expenses;
b.

The Company shall have the option of (x) paying Bay Point the amount of the Additional Financing Expenses in cash within thirty (30) days after the invoices were provided to the Company; provided, that the foregoing thirty (30) day period shall be no less than sixty (60) days from the IPO Date or  (y) transferring to Bay Point shares of common stock of Pubco, which are registered in the Form S-1 Registration Statement (the “Second Additional Shares”). The Second Additional Shares shall be fully registered and freely tradable at the time they are transferred to Bay Point after delivery from the transfer agent using the transfer agent’s normal delivery process. The number of Second Additional Shares shall be calculated as follows: first, the total amount of the Additional Financing Expenses shall be divided by the price per share of Pubco stock at 9:30 a.m. on the day that the Second Additional Shares are fully received and tradable by Bay Point and, second, the result of the equation shall be multiplied by 110% to determine the number of Second Additional Shares to be transferred to Bay Point to satisfy the Additional Financing Expenses (if the number of shares transferred to Bay Point is less than required under the foregoing formula as a result in the change of stock price while the transfers are consummated to Bay Point’s designated broker, the Company shall as soon as practicable transfer as many additional shares as may be required to satisfy the foregoing formula); provided, however, that if the average daily volume of shares traded does not exceed 20,000 per day, Bay Point must consent to accepting the shares in lieu of payment in cash.

D.	Mutual Release and Waiver.

Bay Point and its affiliates (individually and collectively, the “Bay Point Releasors”), jointly and severally hereby release Brenza, ScanTech, and Pubco and each of its respective officers, agents, attorneys, directors, employees, affiliates, shareholders, members, parents, subsidiaries, agents, attorneys, predecessors, successors and assigns  individually or in entity form, and on behalf of any entities that they manage and/or control, together with their respective heirs, spouses, beneficiaries, representatives, agents, sureties, predecessors, successors, assigns, subsidiaries, parent corporations, affiliate companies, stockholders, members, managers, general partners, limited partners, officers, employees, directors, attorneys and as members, partners, beneficiaries or shareholders of any companies, partnerships, corporations or other entities (individually and collectively, the “Company Related Parties”) of and from any and all claims, demands, actions, causes of action, liabilities or obligations and Bay Point Releasors hereby waive any and all claims Bay Point Releasors may have against the Company Related Parties now or hereafter arising and accruing from any conditions or events (including any relevant agreements except as provided below) that have occurred on or prior to the date hereof, and Bay Point Releasors hereby waive any and all claims Bay Point Releasors may have against the Company Released Parties or any such other person or entity released pursuant to this paragraph. Without limitation, the foregoing release by the Bay Point Releasors and the other parties described in this paragraph shall relate to any and all claims, of any kind or character, growing out of or in any way connected with or in any way resulting from acts, actions, or omissions occurring on or prior to the date hereof of the Company Released Parties or of any of the other persons or entities released pursuant to this paragraph, including, without limitation, any claim related to failure to fund, usury, any loss, cost or damage arising or incurred in connection with a breach of fiduciary duty, breach of any duty of fair dealing, breach of confidence, breach of funding commitment, novation, undue influence, duress, economic coercion, conflict of interest, negligence, bad faith, malpractice, violation of the Racketeer Influenced and Corrupt Organizations Act, violation of the Equal Credit Opportunity Act or any similar law, intentional or negligent infliction of mental distress, tortious interference with contractual relations, tortious interference with corporate or partnership governance or prospective business advantage, breach of contract, deceptive trade practices, misrepresentation, libel, or slander (without admitting or implying that any such claim exists or has any validity); provided, however, that the foregoing release and waiver shall not release any claims for willful lack of performance under the Conversion, Trust Waiver, Leak-Out Agreement, this Agreement, or arising from fraud or willful misconduct.

Brenza, ScanTech, and Pubco, individually or in entity form, and on behalf of any entities that they manage and/or control, together with their respective heirs, spouses, beneficiaries, representatives, agents, sureties, predecessors, successors, assigns, subsidiaries, parent corporations, affiliate companies, stockholders, members, managers, general partners, limited partners, officers, employees, directors, attorneys and as members, partners, beneficiaries or shareholders of any companies, partnerships, corporations or other entities (individually and collectively, the “Company Releasors”), jointly and severally hereby release Bay Point and each of its respective officers, agents, attorneys, directors, employees, affiliates, shareholders, members, parents, subsidiaries, agents, attorneys, predecessors, successors and assigns (collectively, the

“Bay Point Released Parties”) of and from any and all claims, demands, actions, causes of action, liabilities or obligations, now or hereafter arising and accruing from any conditions or events (including any relevant agreements except as provided below) that have occurred on or prior to the date hereof, and Company Releasors hereby waive any and all claims Company Releasors may have against the Bay Point Released Parties or any such other person or entity released pursuant to this paragraph.  Without limitation, the foregoing release by the Company Releasors and the other parties described in this paragraph shall relate to any and all claims, of any kind or character, growing out of or in any way connected with or in any way resulting from acts, actions, or omissions occurring on or prior to the date hereof of the Bay Point Released Parties or of any of the other persons or entities released pursuant to this paragraph, including, without limitation, any claim related to failure to fund, usury, any loss, cost or damage arising or incurred in connection with a breach of fiduciary duty, breach of any duty of fair dealing, breach of confidence, breach of funding commitment, novation, undue influence, duress, economic coercion, conflict of interest, negligence, bad faith, malpractice, violation of the Racketeer Influenced and Corrupt Organizations Act, violation of the Equal Credit Opportunity Act or any similar law, intentional or negligent infliction of mental distress, tortious interference with contractual relations, tortious interference with corporate or partnership governance or prospective business advantage, breach of contract, deceptive trade practices, misrepresentation, libel, or slander (without admitting or implying that any such claim exists or has any validity); provided, however, that the foregoing release and waiver shall not release any claims for willful lack of performance under the Conversion, Trust Waiver, Leak-Out Agreement, this Agreement, or arising from fraud or willful misconduct.

E.	Taylor Frere Leak-out shares.

Bay Point agrees that 595,000 shares held by TFGS Holdings VII LLC will be added to its 850,000 shares already covered by the Leak-Out Agreement dated September 20, 2024, if allowed pursuant to the Leak-out agreement.

F.	REPRESENTATIONS AND WARRANTIES

Each Party represents and warrants to the other Parties that:

(a)It has full power and authority to enter into this Agreement and to perform its obligations hereunder.

(b)This Agreement constitutes a valid and binding obligation of such Party, enforceable against it in accordance with its terms.

(c)The execution, delivery, and performance of this Agreement by such Party does not conflict with or violate any agreement, instrument, order, judgment, or applicable law to which it is subject or by which it is bound.

G.	MISCELLANEOUS

(a)Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule.

(b)Entire Agreement. This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof.

(c)Amendments. This Agreement may not be amended except by an instrument in writing signed by all Parties hereto.

(d)Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect.

(e)Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(f)Conflicts. In the event of any conflict between the provisions of this Agreement and any agreement applicable after the Closing, the provisions of this Agreement shall control with respect to the specific subject matter hereof.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

SCANTECH IDENTIFICATION BEAM
SYSTEMS LLC

By:	/s/ Dolan Falconer
Dolan Falconer,
Chief Executive Officer

Acknowledged and agreed as at the date first above written.

SCANTECH AI SYSTEMS INC.

By:	/s/ Karl Brenza
Karl Brenza,
Chairman

Acknowledged and agreed as at the date first above written.

KARL BRENZA

/s/ Karl Brenza

[Signature Page]

Acknowledged and agreed as at the date first above
written.

BAY POINT CAPITAL PARTNERS, LP,

by:	Bay Point Advisors, its General Partner,
/s/ Gregory Jacobs
By:	Gregory Jacobs
Its:	Manager

[Signature Page]